EXHIBIT 10.1
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                          EXCHANGE AGREEMENT
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     EXCHANGE AGREEMENT (the "Agreement"), dated as of October 24, 2000, by and among Entrade Inc., a Pennsylvania corporation, with headquarters located at 500 Central Avenue, Northfield, Illinois 60093 (the "Company"), and the investors listed on the Schedule of Investors attached hereto (individually, an "Investor" and collectively, the "Investors").

                               WHEREAS:

     A. The Company and certain investors, including the Investors, have entered into that certain Securities Purchase Agreement, dated as of March 24, 2000, (the "Securities Purchase Agreement"), pursuant to which certain investors, including the Investors, purchased from the Company shares of the Company's Series A Convertible Preferred Stock and warrants (the "Old Warrants") to purchase shares of the Company's common stock, no par value per share (the "Common Stock");

     B. The number of shares of Common Stock for which each Investor's Old Warrant may be exercised is set forth opposite its name on the Schedule of Investors;

     C. The Company and each Investor wish to exchange, upon the terms and conditions stated in this Agreement, the Old Warrants issued to such Investor pursuant to the Securities Purchase Agreement for a new warrant, in substantially the form attached hereto as Exhibit A (the "Exchange Warrants"), to purchase the same number of shares of Common Stock (the "Exchange Warrant Shares") as are currently covered by the Old Warrant held by such Investor (the Exchange Warrants and the Exchange Warrant Shares, collectively are referred to herein as the "Securities"); and

     D. The exchange of the Old Warrants for the Exchange Warrants is being made in reliance upon the exemption from registration provided by
Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act").

     NOW THEREFORE, the Company and the Investor hereby agree as follows:

     1.    EXCHANGE AND ISSUANCE OF EXCHANGE WARRANTS.

           a. Exchange of Old Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall issue to each Investor, and each Investor severally agrees to exchange its Old Warrant for, an Exchange Warrant to purchase a number of Exchange Warrant Shares equal to the number of shares of Common Stock covered by the Old Warrant being exchanged by such Investor (the "Closing"). The date of the Closing (the "Closing Date") shall be the date which is five (5) Business Days after the date of this Agreement, or such earlier or later date as the Company and each Investor may agree. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

           b. The Closing Date. The time of the Closing shall be 10:00 a.m., Eastern Time, on the Closing Date, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and each of the Investors). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.



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     2.    INVESTOR'S REPRESENTATIONS AND WARRANTIES.

           Each Investor represents and warrants with respect to only itself that:

           a. Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to receive such Securities.

           b. No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

           c. Transfer or Resale. Such Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144");
(ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

           d. Legends. Such Investor understands that the certificates or other instruments representing the Exchange Warrants and, until such time as the sale of the Exchange Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Exchange Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.



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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale, assignment or transfer of such Securities, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such Investor provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144. Such Investor acknowledges, covenants and agrees to sell Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel to such holder that such sale is exempt from the registration requirements of Section 5 of the 1933 Act.

           e. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and is a valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

           g. Residency. Such Investor is a resident of that jurisdiction specified on the Schedule of Investors.

     3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           The Company represents and warrants to each of the Investors that:

           a. Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated, the Company is in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has the requisite corporate power and authorization to own properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

           b. Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Exchange Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Exchange Warrants and the reservation for issuance and the issuance of the Exchange Warrant Shares issuable upon exercise thereof, have been duly authorized by the Executive Committee of the Company's Board of Directors which authority has been duly


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delegated to the Executive Committee by the Company's Board of Directors
and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. This Agreement and, when executed and delivered, the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

           c. Charter and Securities Documents. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

           d. Issuance of Securities. At least 340,359 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon exercise of the Exchange Warrants. Upon exercise in accordance with the Exchange Warrants, the Exchange Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act. The offer and sale by the Company of the Exchange Warrants is being made in reliance upon the exemption from registration set forth in Section 3(a)(9) of the 1933 Act and similar exemptions under state law.

           e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Exchange Warrant Shares) will not (i) result in a violation of the Articles of Incorporation, any Statement with Respect to Shares of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of its Articles of Incorporation, any Statement with Respect to Shares of any outstanding series of preferred stock or its By-laws or their organizational charter or by-laws, respectively. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency, any regulatory or self-regulatory agency or any other person or entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Neither the Company nor any of its subsidiaries nor any of their officers, directors, employees or agents have provided any of the Investors with any material, nonpublic information.



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           f.    No Integrated Offering.  Neither the Company, nor any of
its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NYSE, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

           g. Dilutive Effect. The Company acknowledges that its obligation to issue the Exchange Warrant Shares in accordance with this Agreement and the Exchange Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

           h. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company.

     4.    COVENANTS.

           a. Best Efforts. Each party hereto shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

           b. Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

           c. Reporting Status. Until the later of (i) the date which is one year after the date on which each Investor may sell all of the Exchange Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Exchange Warrant Shares and
(B) none of the Exchange Warrants is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

           d. Rule 144. The Company shall not, directly or indirectly, dispute or otherwise interfere with any claim by a holder of the Exchange Warrants that such holder's holding period of any Exchange Warrants for purposes of Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") relates back (i.e., tacks) to the holding period for the Old Warrants. The Company agrees and acknowledges that under Rule 144 and no-action letters issued by the SEC, such tacking is permitted.

           e. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) unless filed and available through the SEC's EDGAR system, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act; (ii) on the same day as the release


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thereof, facsimile copies of all press releases issued by the Company or any of its subsidiaries (or the day after, if released through a recognized wire service) and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

           f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Exchange Warrant Shares (without regard to any limitations on exercise thereof).

           g. Expenses. Subject to Section 9(l) below, at the Closing, the Company shall pay to Fisher Capital Ltd. and Wingate Capital Ltd. (each an Investor) or their designee an aggregate expense allowance of $10,000.

           h. Listing. The Company shall promptly secure the listing of all of the Exchange Warrant Shares upon each national securities exchange (including The New York Stock Exchange, Inc. ("NYSE")) and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of Exchange Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the Nasdaq National Market or the NYSE. Neither the Company nor any of its subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq National Market or the NYSE (other than to switch listings from the NYSE to the Nasdaq National Market). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

           i. Filing of Form 8-K. On or before the second (2nd) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at the Closing, in the form required by the 1934 Act, and attaching as exhibits to such Form 8-K copies of this Agreement and the form of Exchange Warrant.

           j. Corporate Existence. So long as any Investor beneficially owns any Exchange Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market or NYSE.


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     5.    TRANSFER AGENT INSTRUCTIONS.

           The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Investor or its respective nominee(s), for the Exchange Warrant Shares in such amounts as specified from time to time by each Investor to the Company upon exercise of the Exchange Warrants (in the form attached hereto as Exhibit B, the "Irrevocable Transfer Agent Instructions") unless such issuance is prohibited by Section 2(g) of the Exchange Warrants. Prior to registration of the Exchange Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to
Section 2(f) hereof will be given by the Company to its transfer agent with respect to the Exchange Warrant Shares and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If an Investor provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, that registration of a resale by such Investor of any of such Securities is not required under the 1933 Act or such Investor provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Exchange Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the affected Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 would be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company hereunder to issue the Exchange Warrants to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

           (i) Such Investor shall have executed this Agreement and delivered the same to the Company.

           (ii) Such Investor shall have delivered to the Company the original Old Warrant issued to such Investor pursuant to the Securities Purchase Agreement.

           (iii) The representations and warranties of such Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

     7. CONDITIONS TO EACH INVESTOR'S OBLIGATIONS AT CLOSING. The obligation of each Investor hereunder to exchange its Old Warrant for the Exchange Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company and each Investor with prior written notice thereof:



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           (i)   The Company shall have executed this Agreement and
delivered the same to such Investor.

           (ii) The Common Stock shall have been listed on the NYSE since August 20, 1999, shall not have been suspended from trading on or delisted from such exchange nor shall delisting or suspension by such exchange have been threatened either (A) in writing by such exchange or (B) by falling below the minimum listing maintenance requirements of such exchange. The Company shall have complied with the listing requirements of the NYSE for the Exchange Warrant Shares issuable upon exercise of the Exchange Warrants.

           (iii) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company or Peter Harvey, Vice Chairman of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as such Investor may reasonably request, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

           (iv) Such Investor shall have received the opinion of Kwiatt & Ruben, Ltd. dated as of the Closing Date, in substantially the form of Exhibit C, attached hereto.

           (v) The Company shall have executed and delivered to such Investor the Exchange Warrant to be issued to such Investor (as set forth in Section 1(a)) at the Closing.

           (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above in a form reasonably acceptable to such Investor (the "Resolutions").

           (vii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Exchange Warrants, at least 340,359 shares of Common Stock.

           (viii) The Irrevocable Transfer Agent Instructions, in the form of Exhibit B attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

           (ix) The Company shall have delivered to such Investor a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Articles of Incorporation and (C) the By-laws, each as in effect at the Closing Date.

           (x) The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by the Transaction Documents as the Investors or their counsel may reasonably request.

     8. INDEMNIFICATION. In consideration of each Investor's execution and delivery of the Transaction Documents and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated


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by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely from the status of such Investor or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     9.    GOVERNING LAW; MISCELLANEOUS.

           a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

           b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

           c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

           d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

           e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing, Section 8 of the Securities Purchase Agreement shall remain in full force and effect with respect to the securities and the transactions contemplated thereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors which received Exchange Warrants representing at least two-thirds (?) of the Exchange Warrant Shares underlying the Exchange Warrants on the Closing Date, or their assigns or, if prior to the Closing Date, the Investors listed on the Schedule of Investors as holding at least two-thirds (?) of the shares of Common Stock underlying the Old Warrants held by all the Investors. No such amendment shall be effective to the extent that it applies to less than all
of the holders of the Exchange Warrants then outstanding.   No provision
hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.

           f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

           Entrade Inc.
           500 Central Avenue
           Northfield, Illinois 60093
           Telephone: (847) 784-3310
           Facsimile: (847) 441-7652
           Attention: Mark Santacrose, President

     With a copy to:

           Kwiatt & Ruben, Ltd.
           211 Waukegan Road, Suite 300
           Northfield, Illinois 60093
           Telephone: (847) 441-7676
           Facsimile: (847) 441-7696
           Attention: Philip E. Ruben, Esq.

     If to the Transfer Agent:

           Chase Mellon Shareholder Services, L.L.C.
           111 Founders Plaza, Suite 1100
           East Hartford, Connecticut 06108
           Telephone: (860) 282-3509
           Facsimile: (860) 528-6472
           Attention: Lynore LeConche

     If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to such Investor's representatives as set forth on the Schedule of Investors, or at such other address and/or facsimile number and/or to the attention of such other person(s) as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

           g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation, without the prior written consent of the Investors which received Exchange Warrants representing at least two-thirds (?) of the Exchange Warrant Shares underlying the Exchange Warrants on the Closing Date, or their assigns. The rights under this Agreement are assignable by an Investor without the consent of the Company; provided, however, that any such assignment shall not release such Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, Investors shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

           h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

           i.    Survival.  Unless this Agreement is terminated under
Section 9(l), the representations and warranties of the Company and each Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

           j. Publicity. The Company and each Investor shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes, after consulting with its counsel, to be required by applicable law and regulations (although each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

           k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           l. Termination. In the event that the Closing shall not have occurred with respect to an Investor on or before the date which is six (6) Business Days after the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 9(l), the Company shall be obligated to make the payment described in Section 4(g) on the date of such termination provided that neither Fisher Capital Ltd. nor Wingate Capital Ltd. shall have breached this Agreement.

           m. Placement Agent. The Company acknowledges that it has not engaged any placement agent in connection with the issuance of the Exchange Warrants. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

           n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

           o. Remedies. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

           p. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or pursuant to the Exchange Warrants or such Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or to a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

           q.    Mutual General Release.

                 (i)  In consideration of the release set forth in
Section 9(q)(ii), effective at the time of the Closing (the "Effective Time") each Investor, severally and not jointly, on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Investor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to
Section 9(q)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Investor Claims"), that any of the Investor Releasing Persons had or currently has against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Company Released Persons"), including, without limitation, Investor Claims arising out of or relating to the Securities Purchase Agreement, the Registration Rights Agreement (as defined in the Securities Purchase Agreement), the Certificate of Designations (as defined in the Securities Purchase Agreement), the Old Warrants (collectively, the "Released Documents") (other than arising out of or relating to Section 8 of the Securities Purchase Agreement or the Transaction Documents).

                 (ii) In further consideration of the consummation of the transactions contemplated hereby, effective at the Effective Time the Company on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(q)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Company Claims"), that any of the Company Releasing Persons had or currently has against (i) the Investors, (ii) any of the Investors' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investors' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents (other than arising out of or relating to the Transaction Documents).

                 (iii) The Company and each of the Investors acknowledges that the release set forth in Sections 9(q)(i) and 9(q)(ii) above does not affect any claim which any Company Releasing Person or Investor Releasing Person may have under this Agreement, any of the other Transaction Documents or Section 8 of the Securities Purchase Agreement.

                              * * * * * *

     IN WITNESS WHEREOF, the Investors and the Company have caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                          INVESTORS:

ENTRADE INC.                      FISHER CAPITAL LTD.


By:  _________________________    By:  _________________________
Name:_________________________    Name:Daniel J. Hopkins
Title:     ___________________    Its: Authorized Signatory


                                  WINGATE CAPITAL LTD.


                                  By:  _________________________
                                  Name:Daniel J. Hopkins
                                  Its: Authorized Signatory


                                  HFTP INVESTMENT L.L.C.


                                  By:  _________________________
                                       Promethean Asset Management,
                                       L.L.C.
                                  Its: Investment Manager

                                  By:  _________________________
                                  Name:James F. O'Brien, Jr.
                                  Its: Managing Member


                                  LEONARDO, L.P.


                                  Angelo, Gordon & Co., L.P.
                                  Its: General Partner

                                  By:  _________________________
                                  Name:John M. Angelo
                                  Its: Chief Executive Officer

                         SCHEDULE OF INVESTORS



                                    Number
                                    of Old  Investor's Representatives'
Investor Investor Address          Warrant  Address
Name     and Facsimile Number       Shares  and Facsimile Number
-------- --------------------      -------  --------------------------

Fisher
Capital
Ltd.     Citadel Investment        221,232  Katten Muchin Zavis
         Group, L.L.C.                      525 W. Monroe Street
         225 West Washington                Suite 1600
         Street                             Chicago, Illinois 60661
         Chicago, Illinois 60606            Attn: Robert J. Brantman,
         Attn:  Daniel Hopkins              Esq.
         Facsimile: (312)338-0780           Facsimile: (312)902-1061
         Telephone: (312)696-2100           Telephone (312)902-5200
         Residence: Illinois

Wingate
Capital
Ltd.     Citadel Investment Group, 119,127  Katten Muchin Zavis
         L.L.C.                             525 W. Monroe Street
         225 West Washington Street         Suite 1600
         Chicago, Illinois 60606            Chicago, Illinois 60661
         Attention: Daniel Hopkins          Attn: Robert J. Brantman,
         Facsimile: (312)338-0780           Esq.
         Telephone: (312)696-2100           Facsimile: (312)902-1061
         Residence: Illinois                Telephone: (312) 902-5200

HFTP
Invest-
ment     Promethean Asset          340,362  Promethean Asset
L.L.C.   Management, L.L.C.                 Management, L.L.C.
         750 Lexington Avenue               750 Lexington Avenue
         22nd Floor                         22nd Floor
         New York, New York 10022           New York, New York 10022
         Attn: James F. O'Brien, Jr.        Attn:  James F. O'Brien, Jr.
         John M. Floegel                           John M. Floegel
         Telephone: 212-702-5200            Telephone: 212-702-5200
         Facsimile: 212-758-9334            Facsimile: 212-758-9334
         Residence: New York
                                            Katten Muchin Zavis
                                            525 W. Monroe Street
                                            Suite 1600
                                            Chicago, Illinois 60661-3693
                                            Attn: Robert J. Brantman,
                                            Esq.
                                            Facsimile: (312)902-1061
                                            Telephone: (312) 902-5200

Leonardo,
L.P.     Angelo, Gordan            340,359  Angelo, Gordon & Co., L.P.
         & Co., L.P.                        245 Park Avenue
         245 Park Avenue                    26th Floor
         26th Floor                         New York, New York 10167
         New York, New York                 Attn: Gary Wolf
         10167                              or Ari Storch
         Attn: Gary Wolf                    Telephone: 212-692-2035
         or Ari Storch                      Facsimile: 212-867-6449
         Telephone: 212-692-2035
         Facsimile: 212-867-6449
         Residence: Cayman Islands

                               SCHEDULES

                         Schedule of Investors

                               EXHIBITS



     Exhibit A   -    Form of Exchange Warrant
     Exhibit B   -    Form of Irrevocable Transfer Agent Instructions
     Exhibit C   -    Form of Company Counsel Opinion